Exhibit (d)(19)

APPENDIX B

TO INVESTMENT MANAGEMENT AGREEMENT

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below*:

Asset Strategy
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Balanced
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Bond
Net Assets	Fee
Up to $1 billion	0.475%
Over $1 billion and up to $1.5 billion	0.450%
Over $1.5 billion	0.400%

Core Equity
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Dividend Opportunities
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Energy
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Global Bond
Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.600%
Over $1 billion and up to $1.5 billion	0.550%
Over $1.5 billion	0.500%

Growth
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

High Income
Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.600%
Over $1 billion and up to $1.5 billion	0.550%
Over $1.5 billion	0.500%

Global Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Limited-Term Bond
Net Assets	Fee
Up to $500 million	0.50%
Over $500 million and up to $1 billion	0.45%
Over $1 billion and up to $1.5 billion	0.40%
Over $1.5 billion	0.35%

Mid Cap Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Money Market A cash fee computed each day on net asset values for the Fund at the annual rate of 0.40% of net assets.

Science & Technology
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Small Cap Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Value
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Ivy Funds VIP Pathfinder Aggressive
Ivy Funds VIP Pathfinder Moderately Aggressive
Ivy Funds VIP Pathfinder Moderate
Ivy Funds VIP Pathfinder Moderately Conservative
Ivy Funds VIP Pathfinder Conservative
Net Assets	Fee
All net assets	0.00%

*	If a Fund’s net assets are less than $25 million, WRIMCO has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.

Amended and Effective March 26, 2010 with deletion of Ivy Funds VIP Mortgage Securities Fund; Amended and Effective August 11, 2010, with addition of series of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond; Amended and Effective January 1, 2015 with respect to name change for Ivy Funds VIP International Growth to Ivy Funds VIP Global Growth.